Exhibit 10.16

CHARTER GUARANTEE

THIS CHARTER GUARANTEE, dated January 18, 2011 (this “Guarantee”), is made by GENERAL MARITIME CORPORATION, a Marshall Islands corporation (the “Guarantor”), in favor of MR CONTEST SHIPPING L.L.C., a Marshall Islands limited liability company (the “Owner”).

WHEREAS:

(A)                              Pursuant to the terms and conditions of that certain Bareboat Charter dated January 18, 2011 (as amended or supplemented from time to time, the “Charter”) between the Owner and GMR CONTEST LLC, a Marshall Islands limited liability company (the “Charterer”), the Owner has agreed to demise charter the Marshall Islands registered vessel “STENA CONTEST” (the “Ship”), to the Charterer;

(B)                                The Charterer is an indirect subsidiary of the Guarantor and the Guarantor will benefit from the performance by the Charterer of its obligations under the Charter; and

(C)                                It is a condition precedent to the obligation of the Owner to tender the Ship under the Bareboat Charter that the Guarantor shall have executed and delivered this Guarantee to the Owner.

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

1                                         INTERPRETATION

1.1                               Defined terms.  For purposes of this Guarantee:

“GAAP” means generally accepted accounting principles in the United States of America, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession;

“PATRIOT Act” means the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Improvement and Reauthorization Act of 2005 (H.R. 3199);

“Pertinent Jurisdiction” means:

(a)                                  the jurisdiction under the laws of which the Guarantor is incorporated;

(b)                                 a jurisdiction in which the Guarantor’s central management and control is or has recently been exercised;

(c)                                  a jurisdiction in which the overall net income of the Guarantor is subject to corporation tax, income tax or any similar tax;

(d)                                 a jurisdiction in which assets of the Guarantor (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a permanent place of business, or in which a Security Interest (as defined below) created by the Guarantor must or should be registered in order to ensure its validity or priority;

(e)                                  a jurisdiction the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the Guarantor or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c) above; and

(f)                                    any political subdivision of any of the foregoing; and

“Security Interest” means:

(a)                                  a mortgage, charge or pledge, any maritime lien, other lien or encumbrance, maritime privilege or any other security interest of any kind;

(b)                                 the rights of the plaintiff under an action in rem; and

(c)                                  any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

1.2                               General interpretation.  In this Guarantee:

(a)                                  references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Guarantee or otherwise; and

(b)                                 words denoting the singular number shall include the plural and vice versa.

2                                         CONSENT

2.1                               The Guarantor hereby acknowledges that it is fully aware of and consents to the terms and conditions of the Charter.

3                                         GUARANTEE

3.1                               Guarantee and indemnity.  In order to induce the Owner to demise charter the Ship to the Charterer pursuant to the terms of Charter, the Guarantor irrevocably and unconditionally:

(a)                                  guarantees to the Owner and its successors and assigns, as primary obligor and not merely as a surety, each of the following until final and indefeasible payment and performance under the Charter has been made:

(i)                                     the due and punctual payment to the Owner, when due, of all amounts payable at any time by the Charterer under the Charter; and

(ii)                                  the full and prompt performance of each and every duty, agreement, covenant, undertaking, indemnity and obligation of the Charterer under and in accordance with the terms of the Charter;

(b)                                 undertakes with the Owner that, if for any reason the Charterer shall fail to pay fully and promptly any amount due and payable under the Charter or if the Charterer shall fail to perform and discharge any of its duties, agreements, covenants, undertakings or obligations under the Charter, then the Guarantor shall pay such amount, together with interest thereon, if any, as may be due and payable or cause such duty, agreement, covenant, undertaking or obligation to be promptly performed and discharged following written demand for such payment, performance or discharge by the Owner; and

(c)                                  indemnifies the Owner immediately on demand against any cost, loss or liability suffered or incurred by the Owner if any Guaranteed Obligation (as defined below) is or becomes unenforceable, invalid or illegal.

The amounts payable by, and the duties, agreements, covenants, undertakings and obligations of, the Charterer guaranteed by Clause 3.1(a) and Clause 3.1(b) hereby are hereinafter referred to collectively as the “Guaranteed Obligations” and individually as a “Guaranteed Obligation”.

3.2                               Nature of obligations.  This Guarantee shall constitute a guarantee of punctual performance and payment and not of collection, and the Guarantor specifically agrees that it shall not be necessary, and that the Guarantor shall not be entitled to require, before or as a condition of enforcing the liability of the Guarantor under this Guarantee or requiring payment or performance of the Guaranteed Obligations by the Guarantor hereunder, or at any time thereafter, that the Owner:

(a)                                  file suit or proceed to obtain or assert a claim for personal judgment against the Charterer or any other person that may be liable for any Guaranteed Obligation;

(b)                                 make any other effort to obtain payment or performance of any Guaranteed Obligation from the Charterer or any other person that may be liable for such Guaranteed Obligation;

(c)                                  foreclose against or seek to realize upon any security now or hereafter existing for such Guaranteed Obligation;

(d)                                 exercise or assert any other right or remedy to which such person is or may be entitled in connection with any Guaranteed Obligation or any security or other guarantee now or hereafter existing therefor; or

(e)                                  assert or file any claim against the assets of the Charterer or any other person liable for any Guaranteed Obligation.

4                                         GUARANTEE ABSOLUTE

4.1                               Obligations not affected.  This is a continuing Guarantee and is irrevocable, absolute and unconditional, primary and original, immediate and not contingent, and shall remain in full force and effect without regard to and shall not be released, discharged or in any way affected by any circumstance or condition including, without limitation:

(a)                                  any invalidity, irregularity, illegality or uneforceability of the Charter, any Guaranteed Obligation or any Collateral (as such term is defined in Clause 4.5(a) below) or any future amendment, supplement or modification of this Guarantee;

(b)                                 any amendment, modification, extension or termination of, or any supplement to, the Charter or any Guaranteed Obligation, or any assignment or transfer of any part thereof;

(c)                                  any exercise or non-exercise by the Owner of any right, remedy, power or privilege under or in respect of the Charter, any Guaranteed Obligation, any Collateral or this Guarantee;

(d)                                 the failure, omission, delay or lack on the part of the Owner to assert any claim or demand against the Guarantor or the Charterer;

(e)                                  any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise;

(f)                                    any law, regulation or order of any jurisdiction affecting any term of the Guaranteed Obligations or the Owner’s rights with respect thereto;

(g)                                 any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings in respect of the Charterer or the Guarantor; or

(h)                                 any counterclaim, setoff, deduction, abatement or defense based upon any claim the Guarantor may have against the Owner; or

(i)                                     any other matter whatsoever which might otherwise have the effect of releasing the Guarantor from its obligations under this Guarantee,

all whether or not the Guarantor or the Charterer shall have notice or knowledge of any of the foregoing.

4.2                               Reinstatement.  The Guarantor agrees that this Guarantee shall continue to be effective, or be automatically reinstated, as the case may be, if and to the extent that for any reason at any time payment, in whole or in part by or on behalf of the Charterer or the Guarantor of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Owner upon the bankruptcy, insolvency, reorganization, arrangements, adjustment, composition, dissolution, liquidation, or the like, of the Charterer or the Guarantor, or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Charterer or the Guarantor or any substantial part of either person’s respective property, or otherwise, all as though such payment had not been made notwithstanding any termination of this Guarantee or the Charter.

4.3                               Full recourse.  The unconditional obligations of the Guarantor set forth in this Guarantee constitute the full recourse obligations of the Guarantor and are enforceable against the Guarantor to the full extent of its assets and property.

4.4                               Joint and several.  This Guarantee shall be joint and several with any other guarantee given to the Owner in respect of the Guaranteed Obligations.

4.5                               Collateral.  The Owner may, at any time and from time to time, without the consent of or notice to the Guarantor, and without in any manner waiving or impairing or releasing the obligations of the Guarantor hereunder:

(a)                                  realize upon in any manner and in any order any collateral (the “Collateral”) by whomsoever at any time pledged, mortgaged or assigned to secure or howsoever securing any of the Guaranteed Obligations;

(b)                                 apply any sums by whomsoever paid or howsoever realized to the payment of any of the Guaranteed Obligations;

(c)                                  extend the time of payment, or otherwise modify or amend the terms and provisions of, any of the Guaranteed Obligations; and

(d)                                 exchange, compromise, discharge, release, surrender, substitute or modify any of the Collateral.

5                                         PAYMENTS BY THE GUARANTOR

5.1                               Payment currency.  All payments made hereunder by the Guarantor shall be in immediately available United States Dollars made to the Owner’s account indicated at Clause 5.2 hereof, and shall be made free and clear of, without deduction or withholding for or on account of, any Taxes (as such term is defined in Clause 5.3(c) hereof), unless such deduction or withholding is required by law, in which case the provisions of Clause 5.3 shall apply.

5.2                               Owner’s account.  All amounts payable to the Owner hereunder shall be made free of bank charges in immediately available United States Dollar funds by wire transfer to such account as the Owner shall advise the Guarantor from time to time in writing.

5.3                               Taxes.

(a)                                  If the Guarantor shall be required by law to make any such deduction or withholding in connection with a payment made or to be made pursuant to this Guarantee, then the Guarantor shall make such deduction or withholding and pay such additional amounts as may be necessary in order that the net amount received by the Owner, after reduction by such deduction or withholding (including any such taxes as a result of additional taxes payable with respect to the receipt of accrual of amounts payable pursuant to this Clause), shall be equal to the full amount that the Owner would have received, after deduction or withholding of taxes, had the Charterer discharged its obligations (including tax gross-up obligations).

(b)                                 Subject at all times to Clause 5.3(a), the parties hereto agree to use their best efforts to:

(i)                                     enter into such amendment to this Guarantee as will lawfully allow the Guarantor to reduce or eliminate any deduction or withholding for taxes and/or;

(ii)                                  confer and cooperate to obtain and file any form, certificate or other document with any tax authority in order to reduce or eliminate any deduction or withholding for Taxes.

(c)                                  For the purposes of this Clause 5.3, the term “Taxes” shall mean all present and future income, net income, franchise, excise, gross income, gains, gross receipts, alternative or add-on minimum taxes and other taxes (including, without limitation, sales or transfer taxes, use taxes, value added taxes, ad valorem taxes, property taxes (personal and real, tangible and intangible) withholding taxes and stamp taxes) and all levies, imposts, assessments, fees (including but not limited to license, documentation, recording and registration fees), deductions, duties, tariffs, charges and payroll or other withholdings, in each case of whatsoever kind, nature or description, imposed on the Guarantor or the Owner or which the Guarantor or the Owner may be subject by the federal, state or local government or other taxing authority of any jurisdiction or any international authority, arising out of, resulting from, or related to the acquisition, ownership, operation, delivery or redelivery or financing or chartering of the Ship, or any other transaction contemplated by the Charter or this Guarantee, but excepting:

(i)                                     taxes on or measured by the net income of the Owner imposed by its jurisdiction of formation, or

(ii)                                  taxes imposed as a result of business transactions of the Owner unrelated to the transactions contemplated by the Charter or this Guarantee.

6                                         GUARANTOR’S WAIVERS

6.1                               General waivers.  The Guarantor hereby unconditionally waives:

(a)                                  any right to revoke this Guarantee;

(b)                                 any rights to interpose any defense, counterclaim or offset of any nature and description which it may have or which may exist among the Owner, the Charterer and the Guarantor;

(c)                                  notice of acceptance of this Guarantee and of any action by the Owner in reliance thereon;

(d)                                 presentment, demand or payment, notice of dishonor or nonpayment, protest and notice of protest with respect to any of the Guaranteed Obligations;

(e)                                  all notices which may be required by statute, rule or law or otherwise to preserve any rights against the Guarantor under this Guarantee;

(f)                                    giving any notice of default or other notice to, or making any demand on, any party liable in any manner for the payment of any of the Guaranteed Obligations;

(g)                                 any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect to the Charter;

(h)                                 any requirement that the Charterer be joined as a party to any proceedings for the enforcement of this Guarantee or any provision hereof; and

(i)                                     any requirement of due diligence or to mitigate damages resulting from a default by the Charterer under the Charter.

6.2                               Subrogation.  The Guarantor hereby waives any right to be subrogated to the rights of the Owner with respect to the Guaranteed Obligations.  This waiver is given by the Guarantor to the extent that the Owner may require the enforcement thereof in order to avoid any extension of any claimed preference period in any bankruptcy or insolvency proceeding.  In no event, however, shall the Guarantor have any right of subrogation so long as the Guaranteed Obligations shall remain outstanding, and the Guarantor agrees that it will not institute or take any action against the Charterer seeking reimbursement or indemnification by the Charterer with respect to any payments made by the Guarantor to the Owner under this Guarantee so long as the Guaranteed Obligations remain outstanding.

6.3                               Contribution.  The Guarantor shall not have any right of recourse, reimbursements, contribution, indemnification, or simple right (by contract or otherwise) against the Charterer or any other guarantor in respect of the Guaranteed Obligations.

7                                         SUBORDINATION

7.1                               Subordination.  Any claims of the Guarantor against the Charterer shall be in all respects subject and subordinate to the full and complete payment of all Guaranteed Obligations.

8                                         GUARANTOR’S REPRESENTATIONS AND WARRANTIES

8.1                               General.  The Guarantor represents and warrants as follows.

8.2                               Status.  The Guarantor is:

(a)                                  duly incorporated and validly existing and in good standing under the law of its jurisdiction of formation; and

(b)                                 duly qualified and in good standing as a foreign company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where, in each case, the failure to so qualify or be licensed and be in good standing could not reasonably be expected to have a material adverse effect on its business, assets or financial condition or which may affect the legality, validity, binding effect or enforceability of this Guarantee, and there are no proceedings or actions pending or contemplated by the Guarantor, or to the knowledge of the Guarantor contemplated by any third party, to dissolve, wind-up or terminate the Guarantor.

8.3                               Company power; consents.  The Guarantor has the capacity and has taken all action, and no consent of any person is required, for it to:

(a)                                  own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted;

(b)                                 execute this Guarantee;

(c)                                  comply with its obligations under this Guarantee;

except, in each case, for consents which have been duly obtained, taken, given or made and are in full force and effect.

8.4                               Consents not liable to revocation.  Nothing has occurred which makes any of the consents referred to in Clause 8.3 liable to revocation and the Guarantor is in compliance with all applicable laws.

8.5                               Legal validity.  Subject to any relevant insolvency laws affecting creditors’ rights generally, this Guarantee constitutes the Guarantor’s legal, valid and binding obligations enforceable against it in accordance with its terms.

8.6                               No conflicts; no liens.  The execution by the Guarantor of this Guarantee, and the compliance by the Guarantor with its obligations hereunder, will not involve or lead to a contravention of:

(a)                                  any law or regulation or order, writ, judgment, injunction, decree, determination or award applicable to the Guarantor;

(b)                                 the constitutional documents of the Guarantor; or

(c)                                  any contractual or other obligation or restriction which is binding on the Guarantor or any of its assets.

8.7                               Taxes.

(a)                                  The Guarantor has filed or has caused to be filed all tax returns and other reports that it is required by law or regulation to file in any Pertinent Jurisdiction, and has paid or caused to be paid all taxes, assessments and other similar charges that are due and payable in any Pertinent Jurisdiction, other than taxes and charges:

(i)                                     which are (x) not yet delinquent or (y) being contested in good faith by appropriate proceedings and for which adequate reserves have been established; or

(ii)                                  the non-payment of which could not reasonably be expected to have a material adverse effect on the Guarantor.

(b)                                 The charges, accruals, and reserves on the books of the Guarantor respecting taxes are adequate in accordance with GAAP.

8.8                               No default.  Except as disclosed to the Owner in writing, no default, or event of default or circumstance which, with the giving of any notice, the lapse of time, and/or the satisfaction of any other condition, would constitute an event of default, has occurred or is continuing under any agreement to which the Guarantor is a party.

8.9                               Information.  All financial and other information which has been provided in writing by or on behalf of the Guarantor in connection with this Guarantee was true and accurate at the time it was given, there are no other facts or matters the omission of which would have made or make any such information false or misleading and there has been no material adverse change in the financial condition, operations or business prospects of the Guarantor since the date on which such information was provided.

8.10                        No litigation.  No legal or administrative action involving the Guarantor (including any action relating to any alleged or actual breach of or any Environmental Law (as such term is defined below)) has been commenced or taken to the Guarantor’s knowledge by any person, or, to the Guarantor’s knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on the business, assets or financial condition of the Guarantor or which may affect the legality, validity, binding effect or enforceability of this Guarantee.

8.11                        Compliance with law.  Except to the extent the following could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Guarantor, or which may affect the legality, validity, binding effect or enforceability of this Guarantee:

(a)                                  the operations and properties of the Guarantor comply with all applicable laws and regulations (such laws and regulations, individually or collectively, “Environmental Law”), including without limitation, any applicable law relating to pollution or the protection of the environment, to the carriage of oil, oil products and any other substance including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous (each such substance, an “Environmentally Sensitive Material”) or to actual or threatened releases of Environmentally Sensitive Material, and all necessary permits, approvals, identification numbers, license or other authorization required under any Environmental Law (collectively, “Environmental Permits”) have been have been obtained and are in effect for the operations and properties of the Guarantor and the Guarantor is in compliance in all material respects with all such Environmental Permits; and

(b)                                 the Guarantor has not been notified in writing by any person that it or any of its subsidiaries (including the Charterer) or affiliates is potentially liable for the remedial or other costs with respect to treatment, storage, disposal, release, arrangement for disposal or transportation of any Environmentally Sensitive Material, except for costs incurred in the ordinary course of business with respect to treatment, storage, disposal or transportation of such Environmentally Sensitive Material.

(c)                                  Neither the Guarantor nor any of it subsidiaries or affiliates is subject to any unsatisfied claims arising under the laws of any nation (including any political subdivision thereof) or under any international law, treaty or convention, for pollution or removal or clean-up of any pollution form the natural environment, or for damage to or destruction of natural resources and personal property resulting from pollution.

8.12                        Solvency.  The execution, delivery and performance by the Guarantor of this Guarantee will not render the Guarantor insolvent, nor is it being made in the contemplation of the Guarantor’s insolvency.

8.13                        Ownership of Charterer.  The Guarantor is the sole owner of all of the equity interests of General Maritime Subsidiary NSF Corporation and General Maritime Subsidiary NSF Corporation is the sole owner of all of the equity interests of the Charterer.

9              GUARANTOR’S COVENANTS

9.1          General.  The Guarantor covenants as follows.

9.2                               Books of record and account.  The Guarantor shall keep proper books of record and account, in which full and materially correct entries shall be made of all financial transactions and the assets and business of the Guarantor in accordance with GAAP[, and the Owner shall have the right to examine the books and records of the Guarantor wherever the same may be kept from time to time as it sees fit, in its sole reasonable discretion, or to cause an examination to be made by a firm of accountants selected by it, provided that any examination shall be done without undue interference with the day to day business operations of the Guarantor].

9.3                               Financial reports.  The Guarantor will furnish to the Agent:

(a)                                  within 60 days after the end of each of the first three fiscal quarters in each fiscal year, quarterly reports containing unaudited financial statements (including selected footnotes); and

(b)                                 within 120 days after the end of each Fiscal Year, an annual report on Form 10-K (or any successor form) containing the information required to be contained therein for such fiscal year;

provided that, if the Guarantor is not then subject to Sections 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Guarantor will furnish to the Owner all financial information that it would be required to file with (or furnish to) the United States Securities and Exchange Commission (the “Commission”) pursuant Sections 13(a) or 15(d) of the Exchange Act if it were required to file such information under the Exchange Act within the applicable time periods described above with respect to quarterly and annual reports.

Notwithstanding the foregoing, the Guarantor will be deemed to have furnished to the Owner such reports and information referred to above if the Guarantor has filed such reports and information with the Commission via the Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) maintained by the Commission (or any successor system) and such reports and information are publicly available.

9.4                               “Know your customer” checks.  If a proposed financing of the Ship obliges the Owner to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Guarantor shall promptly upon the request of the Owner supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Owner (for itself or on behalf of any prospective lender) in order for the Owner or any prospective lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations.

9.5                               Ownership of Charterer.  The Guarantor shall at all times during the validity of this Guarantee be the sole owner of all of the equity interests of General Maritime Subsidiary NSF Corporation and General Maritime Subsidiary NSF Corporation shall at all times during the validity of this Guarantee be the sole owner of all of the equity interests of the Charterer.

10           MISCELLANEOUS

10.1                        Expenses.  The Guarantor shall pay, or reimburse the Owner for, all reasonable costs and expenses, including, without limitation, reasonable attorney’s fees and disbursements, incurred by the Owner in connection with the enforcement of any rights under this Guarantee.

10.2                        Survival.  All agreements, covenants, representations and warranties made herein by the Guarantor shall survive execution and delivery of this Guarantee.

10.3                        Successors and assigns.

(a)                                  This Guarantee shall be valid and binding upon the Guarantor, its successors and assigns, irrespective of and unaffected by, any merger or consolidation of the Guarantor or the Charterer into or with any other person, or any sale, lease or transfer of any or all of the assets of the Guarantor or the Charterer to any other person.  This Guarantee shall inure to the benefit of the Owner and its successors and assigns.

(b)                                 The Owner may transfer or assign its rights hereunder to any entity without the prior consent of the Guarantor.  The Guarantor may not transfer or assign its rights hereunder to any entity without the prior written consent of the Owner.

10.4                        Rights cumulative.  Each and every right, remedy and power granted to the Owner under this Guarantee or allowed to it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Owner at any time and from time to time.  In addition, to the extent permitted by applicable law, the Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any marshaling of assets or similar laws, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect, the performance by the Guarantor of its obligations under, or the enforcement by the Owner of, this Guarantee.

10.5                        Further assurances.  The Guarantor agrees, upon the written request of the Owner, and at the Guarantor’s sole cost and expense, to execute and deliver to the Owner, from time to time, any additional instruments or documents reasonably considered necessary by the Owner to cause this Guarantee to be, become or remain valid and effective in accordance with its terms.

10.6                        Amendments. No amendment or waiver of any provision of this Guarantee nor consent by the Owner to any departure by the Guarantor herefrom, shall be effective unless the same shall be in writing and signed by the Owner and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.7                        Severability.  Should any provision of this Guarantee for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Guarantee, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

10.8                        Guarantor’s interest.  The Guarantor hereby acknowledges that it has derived or expects to derive a financial or other benefit from the Guaranteed Obligations incurred by the Charterer.

10.9                        Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Guarantee shall be dated and in writing, mailed by registered or certified mail, postage prepaid, or by cable, telex or facsimile confirmed in writing, or by mailed by registered or certified mail, postage prepaid, or by electronic mail (“Email”).

If such notice is to the Guarantor, it shall be addressed to:

General Maritime Corporation

299 Park Avenue, 2nd Floor

New York, New York 10171

Attention: Jeffrey Pribor

Facsimile: (212) 763-5608

Email: Jeffrey.Pribor@generalmaritimecorp.com

Telephone: (212) 763-5680

If such notice is to the Owner, it shall be addressed to:

MR Contest Shipping L.L.C.

c/o Northern Fund Management America LLC (as Agent)

One Stamford Landing

62 Southfield Avenue, Ste 212

Stamford, Connecticut 06902

Attention: Sybren Hoekstra, Senior Investment Manager

Facsimile: (203) 487-3435

Email: shoekstra@northernshippingfunds.com

Telephone: (203) 487-3434

or to such other person or address as any party shall specify by notice in writing to the other party.  All such notices, requests, demands, waivers and communications shall be effective only upon receipt thereof.

10.10                 Limitation of liability.  Each of the Guarantor and the Owner hereby confirms that it is its intention that the Guaranteed Obligations not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar law.  To effectuate the foregoing intention, each of the Guarantor and the Owner hereby irrevocably agrees that the Guaranteed Obligations shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of the Guarantor that are relevant under such laws, result in the Guaranteed Obligations of the Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

10.11                 Reliance of Owner.  The Owner has entered into the Charter in reliance upon, among other things, this Guarantee.

11           LAW AND JURISDICTION

11.1                        Governing law.  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

11.2                        Consent to jurisdiction.

(a)                                  The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court thereof, in any action or proceeding arising out of or relating to this Guarantee to which the Guarantor is a party or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)                                 The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any New York State or Federal court and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any immunity from jurisdiction of any court or from any legal process with respect to itself or its property.

(c)                                  The Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to its address specified in Clause 10.9.  The Guarantor also agrees that service of process may be made on it by any other method of service provided for under the applicable laws in effect in the State of New York.

11.3                        Rights unaffected.  Nothing in this Clause 11 shall exclude or limit any right the Owner may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

11.4                        Meaning of “proceedings”.  In this Clause 11, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

11.5                        WAIVER OF JURY TRIAL.  THE GUARANTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.6                        PATRIOT Act Notice.  The Owner hereby notifies the Guarantor that pursuant to the requirements of the PATRIOT Act, the Owner may be required by its lenders to obtain and provide and its lenders may be required to verify and record certain information and documentation that identifies Guarantor, which information may include the name and address of the Guarantor and such other information that will allow the Owner’s lenders to identify Guarantor in accordance with the PATRIOT Act.

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WHEREFORE, the Guarantor has caused this Guarantee to be duly executed and delivered as of the date first above written.

GENERAL MARITIME CORPORATION

By:	/s/ Jeffrey D. Pribor
Name:	Jeffrey D. Pribor
Title:	Chief Financial Officer

AGREED AND ACCEPTED

THIS 18th DAY OF JANUARY, 2011

MR CONTEST SHIPPING L.L.C.

By:	/s/ Sybren Hoekstra
Name:	Sybren Hoekstra
Title:	Assistant Secretary